UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2016

Date of Report (Date of earliest event reported)

HCP, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200

Irvine, CA 92614

(Address of principal executive offices) (Zip Code)

(949) 407-0700

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                           Results of Operations and Financial Condition.

On November 1, 2016, HCP, Inc., a Maryland corporation (“HCP”), issued a press release setting forth its financial results for the three and nine months ended September 30, 2016.  The press release refers to a supplemental report that is also available on HCP’s website, free of charge, at www.hcpi.com.

The press release and supplemental report are furnished herewith as Exhibits 99.1 and 99.2, respectively, and are specifically incorporated by reference herein.

Item 7.01                                           Regulation FD Disclosure.

Furnished herewith as Exhibit 99.3 is an investor presentation that HCP made available on its website, free of charge, at www.hcpi.com. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or other securities laws, or that the presentation materials include material investor information that is not otherwise publicly available. In addition, HCP does not assume any obligation to update this information.

The information set forth in Item 2.02 and Item 7.01 of this Current Report on Form 8-K and the related information in Exhibits 99.1, 99.2 and 99.3 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with, the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.  The following exhibits are being furnished herewith:

No.	Description
99.1	Press Release, dated November 1, 2016.
99.2	Supplemental Report for the quarter ended September 30, 2016.
99.3	Investor Presentation, dated November 1, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2016
HCP, Inc. (Registrant)

	By:	/s/ Thomas M. Herzog
Thomas M. Herzog
Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

No.	Description
99.1	Press Release, dated November 1, 2016.
99.2	Supplemental Report for the quarter ended September 30, 2016.
99.3	Investor Presentation, dated November 1, 2016.

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